Rule 424(b)(2)
			Registration Nos. 333-50197
	NASD File No. 961029005
	Cusip #: 52517PPU9

PRICING SUPPLEMENT NO. 345
Trade Date: February 18, 1999 to Prospectus
Supplement dated May 4, 1998
and Prospectus dated May 4, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100.00%

Agent's Commission: .250%

Original Issue Date: 03/01/99

Interest Rate Per Annum:  6.750%

Interest Payment Dates:  Monthly on the 1st, commencing on 04/01/99

Maturity Date:  03/02/09

Call Option:  The issuer has the right to call the Issue every 2 years at par on or after the First Call Date. Call Notice is 30 days.

First Call Date:  March 1, 2001

These Notes, issued under Pricing Supplement No. 345, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $35,000,000 and relates only to Pricing Supplement No. 345. Medium-Term Notes, Series E are not limited as to a total amount authorized. To date, including this offering, an aggregate of $17,069,204,288 Medium-Term Notes, Series E has been issued and an aggregate $9,615,749,701 are outstanding.

The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.





Lehman Brothers Holdings
By:________________________
						Name: Kathryn Bopp Flynn
						Title: Senior Vice President